UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

TEMPUR-PEDIC INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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March 27, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Tempur-Pedic International Inc., which will be held at 10:00 a.m., local time on April 28, 2006 at the offices of Bingham McCutchen LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts 02110.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. Our 2005 Annual Report to Stockholders is also enclosed for your information.

All stockholders are invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to vote as described in the accompanying notice (a pre-paid return envelope is enclosed for that purpose).

Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Sincerely,

ROBERT B. TRUSSELL, JR.
Chief Executive Officer and Director

Tempur-Pedic International Inc.

1713 Jaggie Fox Way

Lexington, Kentucky 40511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 28, 2006

To Our Stockholders:

The 2006 Annual Meeting of Stockholders of Tempur-Pedic International Inc., a Delaware corporation, will be held at 10:00 a.m., local time on April 28, 2006 at the offices of Bingham McCutchen LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts 02110. The purposes of the Annual Meeting shall be:

1. To elect eight (8) directors to each serve for one-year terms and until the director’s successor has been duly elected and qualified;

2. To ratify the appointment of the firm of Ernst & Young LLP as Tempur-Pedic International Inc.’s independent auditors for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record on the books of Tempur-Pedic International at the close of business on March 21, 2006 will be entitled to notice of and to vote at the Annual Meeting.

Please sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope, as instructed in the proxy materials, at your earliest convenience. If you return the proxy, you may nevertheless attend the Annual Meeting and vote your shares in person.

All of our stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

DALE E. WILLIAMS
Senior Vice President, Chief Financial Officer, and Secretary

Lexington, Kentucky

March 27, 2006

A copy of your proxy card and picture identification will be required to enter the meeting. Cameras and recording equipment will not be permitted at the meeting.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed from within the United States, as instructed on the proxy card.

i

TEMPUR-PEDIC INTERNATIONAL INC.

1713 Jaggie Fox Way

Lexington, Kentucky 40511

PROXY STATEMENT

Annual Meeting of Stockholders To Be Held on Friday, April 28, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders. The 2006 Annual Meeting of Stockholders of Tempur-Pedic International Inc. will be held at 10:00 a.m., local time on April 28, 2006 at the offices of Bingham McCutchen LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts 02110. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this Proxy Statement, a Proxy Card and our 2005 Annual Report to Stockholders, were mailed to stockholders on or about March 27, 2006. Our principal executive offices are located at 1713 Jaggie Fox Way, Lexington, Kentucky 40511. Our telephone number is (800) 878-8889. As used in this proxy statement, the terms “Tempur-Pedic International,” “we,” “our,” “ours,” “us,” and “Company” refer to Tempur-Pedic International Inc.

Q:	Who may vote at the meeting?

A:	The Board set March 21, 2006 as the record date for the meeting. All stockholders who owned Tempur-Pedic International common stock of record at the close of business on March 21, 2006 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On March 21, 2006, 85,238,669 shares of Tempur-Pedic International common stock were outstanding and there were 96 registered holders of record of our common stock. A substantially greater number of holders of Tempur-Pedic International’s common stock are held in “street name” or beneficial holders, whose shares are held of record by banks, brokers, or other financial institutions.

Q:	How many votes does Tempur-Pedic International need to be present at the meeting?

A:	A majority of Tempur-Pedic International’s outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a Proxy Card.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled to be voted on at the meeting:

•	Election of eight (8) directors to each serve for one-year terms and until the director’s successor has been duly elected and qualified.

•	Ratification of the appointment of the firm of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the fiscal year ending December 31, 2006.

Q:	What is the voting requirement to approve the proposal?

A:	In Proposal One for the election of the directors, those eight nominees who receive the highest number of affirmative “FOR” votes of the shares present or represented and entitled to vote at the annual meeting will be elected. Proposal Two for the ratification of Tempur-Pedic International’s independent auditors requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented and entitled to vote on March 21, 2006.

Q:	How are the votes counted?

A:	For Proposal One, you may vote “FOR” or “WITHHOLD” for each nominee. For Proposal Two, you may vote “FOR,” “AGAINST,” or you may “ABSTAIN.” Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Election of Directors

Abstentions and broker non-votes are not counted for purposes of the election of directors.

Ratification of Auditors and Other Matters

An abstention is counted as a vote against ratification of the independent auditor and all other matters to properly come before the meeting. A broker non-vote is not counted for purposes of ratification of the independent auditor and all other matters to properly come before the meeting.

Voting results will be tabulated and certified by our transfer agent, ComputerShare Trust Company, N.A.

Q:	How may I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card and proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy, or for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

You may submit your proxy by mail by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my Proxy Card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	What is Tempur-Pedic International’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board (Proposal One) and FOR the ratification of the appointment of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the fiscal year ending December 31, 2006 (Proposal Two).

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

PROPOSAL ONE

ELECTION OF DIRECTORS

Board of Directors

Tempur-Pedic International’s Board of Directors consists of eight members, each serving one-year terms. The nominees for this year’s election of directors include: Jeffrey S. Barber, H. Thomas Bryant, Francis A. Doyle, Sir Paul Judge, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane, and Robert B. Trussell, Jr. The nominees, if elected, will each serve a one-year term until Tempur-Pedic International’s annual meeting in 2007 or until his or her respective successor is elected and qualified. Each of the nominees has consented to serve a one-year term. There are no family relationships among our executive officers and directors.

VOTE REQUIRED

The eight persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE FOLLOWING NOMINEES:

Nominees to Board of Directors:

Jeffrey S. Barber, 33, has served as a member of Tempur-Pedic International’s Board of Directors since November 2002. Mr. Barber is a Principal of TA Associates, Inc., where he has been employed since 2001. Mr. Barber’s activity at TA Associates centers on buyouts and leveraged recapitalizations of companies in the consumer, financial services and business services sectors. Mr. Barber was employed as an Associate in the Private Equity Group of Weiss, Peck & Greer, LLC during 2000 and as an Associate in the Private Equity Group of Vestar Capital Partners from 1997 to 1999. Prior to that, Mr. Barber was employed at Morgan Stanley & Co., where he worked in the investment banking department. Mr. Barber received his B.A. degree, with University and Departmental Honors, from Johns Hopkins University and his M.B.A. degree, as a Beta Gamma Sigma Scholar, from Columbia University.

H. Thomas Bryant, 58, is the President of Tempur-Pedic International Inc. and will assume the position of Chief Executive Officer effective at the annual meeting. Mr. Bryant joined Tempur-Pedic International in July 2001. From July 2001 to December 2004, Mr. Bryant served as Executive Vice President and President of North American Operations. In December 2004, Mr. Bryant was promoted to President of Tempur-Pedic International. Prior to joining Tempur-Pedic International, from 1998 to 2001, Mr. Bryant was the President and Chief Executive Officer of Stairmaster Sports & Medical Products, Inc. From 1989 to 1997, Mr. Bryant served in various senior management positions at Dunlop Maxfli Sports Corporation, most recently as President. Prior to that, Mr. Bryant spent 15 years in various management positions at Johnson & Johnson. Mr. Bryant received his B.S. degree from Georgia Southern University.

Francis A. Doyle, 57, has served as a member of Tempur-Pedic International’s Board of Directors since March 2003. Mr. Doyle has served as President and Chief Executive Officer of Connell Limited Partnership since 2001. From 1972 to 2001, he was a partner at PricewaterhouseCoopers LLP, where he was Global Technology and E-Business Leader and a member of the firm’s Global Leadership Team. He currently serves on the Board of Directors of Liberty Mutual Holding Company, Inc. and Citizens Financial Group. He is a trustee of the Joslin Diabetes Center and Boston College. Mr. Doyle is a certified public accountant and holds a B.S. degree and an M.B.A. degree from Boston College.

Sir Paul Judge, 56, has served as a member of Tempur-Pedic International’s Board of Directors since July 2004. Sir Paul Judge is chairman of the Royal Society of Arts, Manufactures and Commerce, Deputy Chairman

of the American Management Association and President of the United Kingdom Chartered Management Institute. After thirteen years working for Cadbury Schweppes, Sir Paul led the buyout of that company’s food operations to form Premier Brands, becoming its chairman. Sir Paul was subsequently chairman of Food from Britain, director general of the Conservative Party and a ministerial adviser at the UK Cabinet Office. Sir Paul Judge currently serves on the board of Standard Bank Group Ltd of Johannesburg and Schroder Income Growth Fund plc, and as a member of the Advisory Board for Barclays Private Bank. In 1996, he became a Knight Bachelor in recognition of his public and political service. He was an Open Scholar at Trinity College, University of Cambridge and received an M.B.A. from the Wharton Business School.

Nancy F. Koehn, 46, has served as a member of Tempur-Pedic International’s Board of Directors since March 2004. Ms. Koehn has been a Professor of Business Administration at Harvard Business School since July 2001. From July 1989 through June 2001, Ms. Koehn was an Associate Professor at Harvard Business School. She is the author of a number of books on various business topics, including her most recent book, Brand New: How Entrepreneurs Earned Consumers’ Trust from Wedgwood to Dell, and has written and supervised numerous case studies. Ms. Koehn consults with many companies and speaks frequently before business leaders on a range of subjects including strategic branding, leading in turbulent times, visionary entrepreneurs—past and present, and competing on the demand side in the Information Revolution. In 2001, Business 2.0 named Ms. Koehn one of 19 leading business gurus in the United States. Ms. Koehn holds a B.A. degree from Stanford University, an M.A. degree in Public Policy from the Harvard University Kennedy School of Government and an M.A. degree and a Ph.D. degree in European History from Harvard University.

Christopher A. Masto, 38, has served as a member of Tempur-Pedic International’s Board of Directors since November 2002. Mr. Masto is a Managing Director of Friedman Fleischer & Lowe, LLC, which he co-founded in 1997. Prior to 1997, he worked as a management consultant with Bain & Company. Prior to that, Mr. Masto was employed at Morgan Stanley & Co., where he worked in the investment banking department. He currently serves on the board of Archimedes Technology Group. Mr. Masto graduated magna cum laude from Brown University with an Sc.B. in Electrical Engineering and received his M.B.A. degree from Harvard Business School.

P. Andrews McLane, 58, has served as Chairman of Tempur-Pedic International’s Board of Directors since November 2002. Mr. McLane joined TA Associates, Inc. in 1979, where he is Senior Managing Director and a member of the firm’s Executive Committee. Mr. McLane’s activity at TA Associates centers on buyouts and leveraged recapitalizations of companies in the consumer, financial services and business services sectors. Mr. McLane is a director of Numeric Investors L.P. and Advisory Research Inc. He also serves on the boards of the United States Ski and Snowboard Team and St. Paul’s School. Mr. McLane graduated from Dartmouth College in 1969 with an A.B. degree and from the Tuck School of Business at Dartmouth in 1973 with an M.B.A. degree.

Robert B. Trussell, Jr., 54, is the Chief Executive Officer of Tempur-Pedic International and a member of Tempur-Pedic International’s Board of Directors. He has served in this capacity at Tempur-Pedic International or its predecessor since 2000, and from 2000 to December 2004, Mr. Trussell served as Tempur-Pedic International President. From 1992 to 2000, Mr. Trussell served as President of Tempur-Pedic, Inc., one of the predecessors to Tempur-Pedic International. Prior to joining Tempur-Pedic International, Mr. Trussell was general partner of several racing limited partnerships that owned racehorses in England, France and the United States. He was also the owner of several start-up businesses in the equine lending and insurance business. Mr. Trussell received his B.S. degree from Marquette University. Mr. Trussell will retire as Chief Executive Officer of Tempur-Pedic International effective at the annual meeting, but, if re-elected by the stockholders, will remain a member of Tempur-Pedic International’s Board of Directors and will assume the position of Vice Chairman of the Board of Directors.

Our directors have determined that Francis A. Doyle is an audit committee financial expert within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and has “accounting or related financial management expertise” within the meaning of the applicable New York Stock Exchange rules.

Executive Officers

Name	Age	Position

Robert B. Trussell, Jr.	54	Chief Executive Officer and Director
H. Thomas Bryant	58	President
David Montgomery	44	Executive Vice President and President of International Operations
Matthew D. Clift	46	Executive Vice President of Global Operations
Dale E. Williams	43	Senior Vice President, Chief Financial Officer, and Secretary
Jeffrey B. Johnson	41	Vice President, Corporate Controller, Chief Accounting Officer and Assistant Secretary

Robert B. Trussell, Jr. is the Chief Executive Officer of Tempur-Pedic International and a member of Tempur-Pedic International’s board of directors. He has served in this capacity at Tempur-Pedic International or its predecessor since 2000, and from 2000 to December 2004, Mr. Trussell served as Tempur-Pedic International President. From 1992 to 2000, Mr. Trussell served as President of Tempur-Pedic, Inc., one of the predecessors to Tempur-Pedic International. Prior to joining Tempur-Pedic International, Mr. Trussell was general partner of several racing limited partnerships that owned racehorses in England, France and the United States. He was also the owner of several start-up businesses in the equine lending and insurance business. Mr. Trussell received his B.S. degree from Marquette University. Mr. Trussell will retire as Chief Executive Officer of Tempur-Pedic International effective at the annual meeting, but, if re-elected by the stockholders, will remain a member of Tempur-Pedic International’s Board of Directors and will assume the position of Vice Chairman of the Board of Directors.

H. Thomas Bryant is the President of Tempur-Pedic International Inc. and will assume the position of Chief Executive Officer effective at the annual meeting. Mr. Bryant joined Tempur-Pedic International in July 2001. From July 2001 to December 2004, Mr. Bryant served as Executive Vice President and President of North American Operations. In December 2004, Mr. Bryant was promoted to President of Tempur-Pedic International. Prior to joining Tempur-Pedic International, from 1998 to 2001, Mr. Bryant was the President and Chief Executive Officer of Stairmaster Sports & Medical Products, Inc. From 1989 to 1997, Mr. Bryant served in various senior management positions at Dunlop Maxfli Sports Corporation, most recently as President. Prior to that, Mr. Bryant spent 15 years in various management positions at Johnson & Johnson. Mr. Bryant received his B.S. degree from Georgia Southern University.

David Montgomery joined Tempur-Pedic International in February 2003 and serves as Executive Vice President and President of International Operations. From 2001 to November 2002, Mr. Montgomery was employed by Rubbermaid, Inc., where he served as President of Rubbermaid Europe. From 1988 to 2001, Mr. Montgomery held various management positions at Black & Decker Corporation, most recently as Vice President of Black & Decker Europe, Middle East and Africa. Mr. Montgomery received his B.A. degree, with honors, from L’ Ecole Superieure de Commerce de Reims, France and Middlesex Polytechnic, London.

Matthew D. Clift joined Tempur-Pedic International in December 2004 and serves as Executive Vice President of Global Operations. From 1991 to December 2004, Mr. Clift was employed by Lexmark International where he most recently served as Vice President and General Manager of the consumer printer division. From 1981 to 1991, Mr. Clift was employed by IBM Corporation and held several management positions in research and development and manufacturing. Mr. Clift obtained his B.S. degree in chemical engineering from the University of Kentucky.

Dale E. Williams joined Tempur-Pedic International in July 2003 and serves as Senior Vice President, Chief Financial Officer, and Secretary. From 2001 to September 2002, Mr. Williams served as Vice President and

Chief Financial Officer of Honeywell Control Products, a division of Honeywell International, Inc. From September 2002, when he left Honeywell in connection with a reorganization, to July 2003, Mr. Williams received severance from Honeywell and was not employed. From 2000 to 2001, Mr. Williams served as Vice President and Chief Financial Officer of Saga Systems, Inc./Software AG, Inc. Prior to that, Mr. Williams spent 15 years in various management positions at General Electric Company, most recently as Vice President and Chief Financial Officer of GE Information Services, Inc. Mr. Williams received his B.A. degree in finance from Indiana University.

Jeffrey B. Johnson joined Tempur-Pedic International in November 1999 and serves as Vice President, Corporate Controller and Chief Accounting Officer. From 1993 to 1999, Mr. Johnson was an experienced manager at Arthur Andersen in the audit and business advisory services division. Mr. Johnson is a certified public accountant and a certified management accountant and holds a B.S. degree, with honors, from the University of Kentucky and an M.B.A. degree, with honors, from the University of Chicago.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES OF THE BOARD

AND RELATED MATTERS

Corporate Governance

The following materials related to the Company’s corporate governance are available on our website at: http://www.tempurpedic.com/ir under the caption “Corporate Governance”:

•	Mission Statement

•	Core Values

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

•	Policy on Complaints of Accounting, Internal Accounting Controls and Auditing Matters

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Committees of the Board

•	Contact the Presiding Director

Copies may also be obtained, free of charge, by writing to: Tempur-Pedic International Inc., 1713 Jaggie Fox Way Lexington, Kentucky 40511, Attention: Investor Relations. Please specify which document you would like to receive.

Board of Directors’ Meetings

The Board of Directors held nine (9) meetings in 2005, and acted by written consent six (6) times. All directors attended 75% or more of the combined total number of meetings of the Board of Directors and its committees held in 2005 during the period in which they served as directors or committee members.

Directors’ Independence

Our corporate governance guidelines provide that a majority of the Board of Directors shall consist of independent directors within the meaning of the New York Stock Exchange rules governing the composition of the Board of Directors and its committees (the “NYSE Independence Rules”). The Board of Directors has determined that none of Jeffery S. Barber, Francis A. Doyle, Sir Paul R. Judge, Nancy F. Koehn, Christopher A. Masto or P. Andrews McLane has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) within the meaning of the NYSE Independence Rules and accordingly are “independent” for purposes of the NYSE Independence Rules.

The Board of Directors has determined that Robert B. Trussell, Jr. does not qualify as an independent director under the NYSE Independence Rules because he serves as Chief Executive Officer of Tempur-Pedic International Inc. and that Mr. Bryant does not qualify as an independent director under the NYSE Independence Rules because he serves as President of Tempur-Pedic International Inc. and will assume the position of Chief Executive Officer of Tempur-Pedic International Inc. effective at the Annual Meeting.

Committees of the Board

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee

The members of the Audit Committee are Francis A. Doyle (Chair), Sir Paul Judge and Nancy F. Koehn. The Board has determined that each member of the Audit Committee is independent as defined in the NYSE Independence Rules and the rules of the Securities and Exchange Commission (“SEC”) and that Mr. Doyle is an audit committee financial expert as defined in the rules of the SEC.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to Tempur-Pedic International’s accounting and financial reporting functions, internal and external audit functions, and systems of internal controls over financial reporting and legal, ethical, and regulatory compliance. Some of the Audit Committee’s responsibilities include reviewing:

•	the scope of internal and independent audits;

•	the Company’s quarterly and annual financial statements and annual report on Form 10-K;

•	the adequacy of management’s implementation of internal controls;

•	the Company’s accounting policies and procedures and significant changes in accounting policies;

•	the Company’s business conduct and ethics policies and practices;

•	the Company’s policies with respect to risk assessment and risk management; and

•	information to be disclosed and types of presentations to be made in connection with the Company’s earnings press releases, as well as financial information and earning guidance provided to analysts and rating agencies.

In addition, the committee appoints the independent public accountants and reviews their independence and performance and the reasonableness of their fees.

The Audit Committee met ten (10) times in 2005 and acted by written consent one (1) time. A copy of the Audit Committee charter as adopted by our Board of Directors is attached to this proxy statement as Appendix A and is also available on Tempur-Pedic International’s website http://www.tempurpedic.com/ir. The charter is available in print to any stockholder who requests it in writing by contacting the Chief Financial Officer of Tempur-Pedic International at 1713 Jaggie Fox Way, Lexington, Kentucky 40511.

The Compensation Committee

The members of the Compensation Committee are Tully M. Friedman (Chair), Sir Paul Judge, and Francis A. Doyle. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the NYSE Independence Rules. The committee’s responsibilities include:

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, evaluating at least once a year the chief executive officer’s performance in light of these established goals and objectives and, based upon these evaluations, determining and approving the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	reviewing on an annual basis the Company’s compensation structure for officers and employees other than the chief executive officer and making recommendations to the Board regarding the compensation of these officers and employees;

•	reviewing the Company’s incentive compensation and other stock-based plans and recommending changes in such plans to the Board as needed, having and exercising all the authority of the Board with respect to the administration of such plans;

•	reviewing executive officer compensation for compliance with Section 16 of the Exchange Act and Section 162(m) of the Code, and other applicable laws, rules and regulations;

•	reviewing and approving employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits;

•	preparing and publishing an annual executive compensation report in the Company’s proxy statement;

•	preparing an annual evaluation of the committee’s performance;

•	reporting regularly to the Board on the committee’s activities;

•	performing any other activities consistent with the committee’s charter, the Company’s by-laws and governing law, as the committee or the Board deems appropriate; and

•	with respect to any reference in the committee’s charter to NYSE or Commission requirements, complying with these requirements when listed by the NYSE or subject to the requirements of the Commission.

The Compensation Committee met three (3) times in 2005 and acted by written consent four (4) times. A copy of the Compensation Committee charter as adopted by our Board of Directors is available on Tempur-Pedic International’s web site http://www.tempurpedic.com/ir. The charter is available in print to any stockholder who requests it in writing by contacting the Chief Financial Officer of Tempur-Pedic International at 1713 Jaggie Fox Way, Lexington, Kentucky 40511.

The Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Francis A. Doyle (Chair), Christopher A. Masto, and Nancy F. Koehn. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the NYSE Independence Rules. The committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board director nominees to be presented at the annual meeting of stockholders and to fill vacancies on the Board;

•	considering and making recommendations concerning director nominees proposed by stockholders; and

•	developing and recommending to the Board corporate governance guidelines for the company.

The Nominating and Corporate Governance Committee met one (1) time in 2005 and acted by written consent two (2) times. A copy of the Nominating and Corporate Governance Committee charter as adopted by our Board of Directors is available on Tempur-Pedic International’s web site http://www.tempurpedic.com/ir. The charter is available in print to any stockholder who requests it in writing by contacting the Chief Financial Officer of Tempur-Pedic International at 1713 Jaggie Fox Way, Lexington, Kentucky 40511.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the composition of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must have a reputation for integrity, honesty and adherence to high ethical standards;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience; and

•	Directors must be able to devote the time and effort necessary to fulfill their responsibilities to the Company.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board of Directors, such as an understanding of and experience in technology, accounting, governance, finance or marketing and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

Process for Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, the Committee believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company’s mission. The Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee’s specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. In 2005, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.”

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed in writing to the Committee, care of: Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, Kentucky 40511, Attention: Corporate Secretary. Recommendations must be received by the Committee no later than October 1, 2006. In addition, the Company’s bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this proxy statement under the heading “Stockholder Proposals for 2007 Proxy Statement.”

Designation of, and Communication with, Tempur-Pedic International’s Board of Directors through its Presiding Director

The Board of Directors has designated P. Andrews McLane as the “presiding director” as that term is defined in applicable New York Stock Exchange rules. Stockholders or other interested parties wishing to communicate with our Board of Directors can call (859) 514-4605 and leave a message for the presiding director. You may also contact the presiding director by e-mail at presidingdirector@tempurpedic.com or by going to Tempur-Pedic International’s web site at http://www.tempurpedic.com/ir under the caption “Corporate Governance—Contact the Presiding Director.” Regardless of the method you use, the presiding director will be able to view your unedited message. The presiding director will determine whether to relay your message to other members of the Board.

Executive Sessions

Executive sessions, or meetings of the outside (non-management) directors without management present, are held regularly. In 2005, executive sessions were held after four regularly scheduled meetings of the Board of Directors. Executive sessions are led by P. Andrews McLane, the presiding director.

Director Compensation

Non-employee directors Sir Paul Judge, Nancy F. Koehn, and Francis A. Doyle receive an annual retainer of $40,000 for their service on the Board of Directors and $1,500 per Board of Director meeting. All directors may be reimbursed for reasonable out-of pocket expenses incurred in connection with attendance at Board of Directors or committee meetings. Under our 2003 Equity Incentive Plan (Plan), directors also are eligible to receive stock option grants or restricted stock awards at the discretion of the Board of Directors or other administrator of the Plan. In March 2003, Francis A. Doyle was granted options to purchase 210,000 shares of common stock for service as director and as chairman of the audit committee. In March 2004, Nancy F. Koehn was granted options to purchase 25,000 shares of common stock for service as a director. In July 2004, Sir Paul Judge was granted options to purchase 25,000 shares of common stock for service as a director. In December 2005, Nancy F. Koehn and Sir Paul Judge were each granted an additional 15,000 shares of common stock for their director services.

Charitable Contributions

Tempur-Pedic International has not made any charitable contributions to any charitable organization in which a director serves as an executive officer in which, within the preceding three years, such contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such organization’s consolidated gross revenues.

Board Member Attendance at Annual Meetings

In accordance with our Corporate Governance Guidelines, all directors are generally expected to attend the annual meeting of stockholders. At our last annual meeting, which was held on April 26, 2005, six of the Company’s eight directors then serving on the Board attended.

PRINCIPAL SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 1, 2006 regarding the beneficial ownership of our outstanding equity securities by:

•	each person known to beneficially own more than 5% of Tempur-Pedic International’s outstanding common stock;

•	each of Tempur-Pedic International’s directors and Named Executive Officers; and

•	all of Tempur-Pedic International’s directors and executive officers and 5% stockholders as a group.

Beneficial ownership of shares is determined under rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. The table also includes the number of shares that can be acquired within 60 days upon exercise of options. Common stock subject to these options is deemed to be outstanding for the purpose of computing the ownership percentage of the person holding such options, but is not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. The table assumes 91,204,051 shares of common stock outstanding as of March 1, 2006.

Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each officer, director and 5% stockholder listed below is c/o Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, Kentucky 40511.

	Shares Beneficially Owned
Name of Beneficial Owner:	Number of Shares	Percentage of Class
5% Stockholders:
TA Associates Funds(1)	21,853,939	24.0%
AMVESCAP PLC(2)	12,077,725	13.2%
Executive Officers and Directors:
Robert B. Trussell, Jr.(3)	3,003,218	3.3%
H. Thomas Bryant(4)	504,895	*
David Montgomery(5)	462,883	*
Matthew D. Clift(6)	323,334	*
Dale E. Williams(7)	286,454	*
Jeffrey B. Johnson(8)	68,734	*
P. Andrews McLane(9)	22,061,945	24.2%
Jeffrey S. Barber(10)	21,863,088	24.0%
Tully M. Friedman(11)	100,000	*
Christopher A. Masto(12)	324,895	*
Francis A. Doyle(13)	168,121	*
Nancy F. Koehn(14)	25,000	*
Sir Paul Judge(15)	25,000	*
All Executive Officers, Directors and 5% Stockholders as a group (13 persons)(16):	39,369,733	43.2%

*	Represents ownership of less than one percent

(1)

Amounts shown reflect the aggregate number of shares of common stock held by TA IX L.P., TA/Atlantic and Pacific IV L.P., TA/ Advent VIII L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P., TA Investors LLC, TA Subordinated Debt Fund, L.P., and TA Associates, Inc., (collectively, the “TA Associates Funds”). Investment and voting control of the TA Associates Funds is held by TA Associates, Inc. No stockholder, director, or officer of TA Associates, Inc. has voting or investment power with respect to shares held by TA Associates Funds. Voting and investment power with respect to such shares is vested in a four-person Investment Committee comprised of Jeffrey S. Barber, Brian J. Conway, C. Kevin Landry, and P. Andrews McLane. Mr. McLane is Senior Managing Director and Mr. Barber is a Vice President of TA Associates, Inc., the direct or indirect general partner or manager of each of TA IX L.P., TA Advent VIII L.P., TA Subordinated Debt Fund, L.P., TA Investors LLC, TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. The address of the TA Associates Funds is c/o TA Associates, Inc., High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110.

(2)	Amounts shown reflect the aggregate number of shares of common stock held by AIM Advisors, Inc., AIM Capital Management, Inc., AIM Funds Management, Inc,, Atlantic Trust Company, N.A. (collectively AMVESCAP PLC) based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on March 8, 2006. The Address of AMVESCAP PLC is 30 Finsbury Square, London EC2A 1AG, England.

(3)	Amount reflects the aggregate number of shares owned by RBT Investments, LLC and Robert B. Trussell and Martha O. Trussell, Tenants in Common, and includes 872,617 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(4)	Includes 435,602 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(5)	Includes 266,008 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(6)	Includes 300,000 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(7)	Includes 244,454 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(8)	Includes 68,734 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(9)	Mr. McLane is Senior Managing Director of TA Associates, Inc., the direct or indirect general partner or manager or each of TA IX L.P., TA Advent VIII L.P., TA Subordinated Debt Fund, L.P.; TA Investors LLC; TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Accordingly, Mr. McLane may be deemed to beneficially own shares owned by TA IX L.P., TA Advent VIII L.P., TA Subordinated Debt Fund, L.P., TA Investors LLC, TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. McLane disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Mr. McLane is c/o TA Associates, Inc., High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110. Includes 208,006 shares held individually and in retirement accounts, family limited partnerships and family trusts.

(10)	Mr. Barber is Vice President of TA Associates, Inc., the direct or indirect general partner or manager of each of TA IX L.P., TA Advent VIII L.P., TA Subordinated Debt Fund, L.P., TA Investors LLC, TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Accordingly, Mr. Barber may be deemed to beneficially own shares owned by TA IX L.P., TA Advent VIII L.P., TA Subordinated Debt Fund, L.P., TA Investors LLC, TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. Barber disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Mr. Barber is c/o TA Associates, Inc., High Street Tower, Suite 2500, 125 High Street, Boston, MA 02110. Includes 9,149 shares held individually.

(11)	The address for Mr. Friedman is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, 10th Floor, San Francisco, CA 94111.

(12)	The address for Mr. Masto is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, 10th Floor, San Francisco, CA 94111. Includes 324,895 shares of common stock held indirectly in a revocable trust for the benefit of Mr. Masto’s children, of which he is co-trustee with his wife.

(13)	Includes 13,125 shares of common stock issuable upon exercise of outstanding and currently exercisable options. The address for Mr. Doyle is c/o Connell Limited Partnership, One International Place, Fort Hill Square, Boston, MA 02110.

(14)	Includes 25,000 shares of common stock issuable upon exercise of outstanding and currently exercisable options. The address for Ms. Koehn is Harvard Business School, Rock Center 110, Boston, MA 02163.

(15)	Includes 25,000 shares of common stock issuable upon exercise of outstanding and currently exercisable options. The address for Sir Paul Judge is 88 The Panaromic, 152 Grosvenor Road, London SW1V 3JL England.

(16)	Includes 2,250,540 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Tempur-Pedic International for each year in the three-year period ended December 31, 2005 of those persons who served as (i) the chief executive officer during each year in the three-year period ended December 31, 2005 and (ii) our other four most highly compensated executive officers for the year ended December 31, 2005, whom together with the chief executive officer we refer to collectively as the “Named Executive Officers”.

Summary Compensation Table

Annual Compensation Long-Term Compensation

		Annual Compensation			Long-Term Compensation			All Other Compensation (h)
	Year	Salary	Bonus	Other Annual Compensation (f)	Restricted Stock Awards (g)		Securities Underlying Options
Robert B. Trussell, Jr. Chief Executive Officer (a)	2005 2004 2003	$545,000 400,000 310,000	$181,485 240,000 188,428	$7,200 3,455,924 216,000	$	— — —	— — 140,185	$15,767 12,093 10,270

Dale E. Williams (b) Chief Financial Officer, Secretary	2005 2004 2003	$283,000 240,000 112,500	$47,120 144,000 77,883	$7,200 1,211,736 49,262	$	— — —	— — 525,000	$11,767 5,132 9,691

H. Thomas Bryant President (c)	2005 2004 2003	$408,000 300,000 250,000	$108,691 180,000 151,958	$7,200 1,565,854 252,000	$	— — —	— — 72,213	$12,961 10,425 9,749

David Montgomery (d) Executive Vice President and President of International Operations	2005 2004 2003	$372,164 394,953 285,185	$63,717 236,972 173,344	$2,922,063 28,899 26,667	$	— — —	— — 851,224	$40,170 1,621 34,400

Matthew D. Clift (e) Executive Vice President, Global Operations	2005 2004 2003	$312,000 25,000 n/a	$51,948 — n/a	$4,200 600 n/a	$	— 1,351,000 n/a	150,000 300,000 n/a	$1,810 120 n/a

(a)	Prior to December 2004, Mr. Trussell served as President and Chief Executive Officer.

(b)	Mr. Williams joined us as an executive officer in July 2003, with his annual base salary set at $225,000. The information presented for 2003 reflects amounts actually earned in 2003, through December 31, 2003.

(c)	Prior to December 2004, Mr. Bryant served as Executive Vice President and President of North American Operations.

(d)	Mr. Montgomery joined us as an executive officer in February 2003. The information presented for 2003 reflects amounts actually earned in 2003, through December 31, 2003.

(e)	Mr. Clift joined us an executive officer in December 2004, with his annual base salary set at $300,000. The information presented for 2003 reflects amounts actually earned in 2004, through December 31, 2004.

(f)

Represents amounts paid on behalf of each of the Named Executive Officers for the following four respective categories of other annual compensation: (i) compensation recorded associated with the exercise of stock options, (ii) compensation associated with the pay out of previously deferred compensation, (iii) relocation expenses incurred and (iv) car and financial planning allowances paid on behalf of the Named Executive Officers. Amounts for each of the Named Executive Officers for each of the four respective preceding categories is as follows: Mr. Trussell: (2005—$0, $0, $0, $7,200; 2004—$3,448,724, $0, $0, $7,200; 2003—$208,800, $0, $0, $7,200); Mr. Williams: (2005—$0, $0, $0, $7,200;

2004—$1,204,536, $0, $0, $7,200; 2003—$0, $0, $42,062, $7,200); Mr. Bryant: (2005—$0, $0, $0, $7,200; 2004—$1,558,654, $0, $0, $7,200; 2003—$18,000, $0, $0, $7,200); Mr. Montgomery: (2005—$2,895,878, $0, $0, $26,185; 2004—$0, $0, $0, $28,899; 2003—$0, $0, $26,667, $0); and Mr. Clift: (2005—$0, $0, $0, $4,200; 2004—$0, $0, $0, $600; 2003—$0, $0, $0, $0).

(g)	On December 1, 2004, Mr. Clift was awarded 70,000 restricted stock units with an exercise price of $0. The fair market value of Tempur-Pedic International Inc.’s common stock on that date was $19.30, resulting in a restricted stock award of $1,351,000.

(h)	Represents amounts paid on behalf of each of the Named Executive Officers for the following three respective categories of compensation: (i) premiums for life and accidental death and dismemberment insurance, (ii) premiums for long-term disability benefits and (iii) contributions to our defined contribution plans. Amounts for each of the Named Executive Officers for each of the three respective preceding categories is as follows: Mr. Trussell: (2005—$660, $670, $14,436; 2004—$1,020, $420, $10,653; 2003—$1,020, $420, $9,747); Mr. Williams: (2005—$660, $670, $10,437; 2004—$1,020, $420, $3,692; 2003—$255, $175, $0); Mr. Bryant: (2005—$660, $670, $11,631; 2004—$1,020, $420, $8,985; 2003—$1,020, $420, $8,309); Mr. Montgomery: (2005—$547, $2,807, $36,815; 2004—$1,142, $479, $0; 2003—$89, $89, $34,222); and Mr. Clift (2005—$660, $670, $480; 2004—$85, $35, $0; 2003—$0, $0, $0).

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options/SARS Granted (#)	% of Total Options/SARS Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (a)

					5% ($)	10% ($)
Robert B. Trussell, Jr.	0	0%	0	n/a	n/a	n/a
Dale E. Williams	0	0%	0	n/a	n/a	n/a
H. Thomas Bryant	0	0%	0	n/a	n/a	n/a
David Montgomery	0	0%	0	n/a	n/a	n/a
Matthew D. Clift	150,000	14.8%	12.37	12/15/2015	1,167,318	4,791,669

(a)	Potential Realizable Value is based on certain assumed rates of appreciation from the option exercise price since our Board of Directors determined that the stock’s then current value was equal to or less than such option exercise price. These values are not intended to be a forecast of our stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved. In accordance with the rules promulgated by the Securities and Exchange Commission, Potential Realizable Value is based upon the exercise price of the options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/ SARS at FY-End ($) Exercisable/ Unexercisable(a)
Robert B. Trussell, Jr.	0	0	872,617/377,413	8,588,572/3,695,053
Dale E. Williams	0	0	211,641/196,875	1,929,964/1,795,313
H. Thomas Bryant	0	0	435,602/194,424	4,285,475/1,903,501
David Montgomery	167,570	2,895,878	266,008/220,772	2,514,475/2,095,597
Matthew D. Clift	0	0	300,000/150,000	0/0

(a)	Includes options exercisable within 60 days after December 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 (“Exchange Act”) requires that Tempur-Pedic International’s executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of reports furnished to us, Tempur-Pedic International believes that during the year ended December 31, 2005, its executive officers, directors, and greater than 10% stockholders complied with all Section 16(a) filing requirements.

Employee Benefit Plans

2002 Stock Option Plan

In November 2002, our Board of Directors and stockholders approved a stock option plan, effective for a ten-year term, to encourage ownership of stock by our employees, directors, and consultants and to provide them with additional financial incentives. Under the plan, the number of outstanding shares of our common stock attributable to the exercise of options, together with the number of shares issuable upon the exercise of outstanding options, shall not exceed 9,907,349 shares except in the event of a stock dividend, split, reclassification or other similar corporate transaction. No individual may be granted options for more than 66 2/3% of this total number of shares.

Employees, directors, and consultants are eligible to receive options under the plan. However, directors who are not also employees are not eligible to receive incentive options. In the case of incentive options, the option price shall be not less than 100% of the fair market value of our common stock on the date the option is granted, or not less than 110% of that fair market value for a holder of 10% of our voting stock. Incentive options expire ten years after the date on which they are granted, or five years after the grant date for holders of 10% of our voting stock. Other options under the plan are not subject to such limitation.

In connection with the adoption of our 2003 Equity Incentive Plan, described below, our Board of Directors amended the 2002 Stock Option Plan to provide that no additional options will be issued under that plan.

2003 Equity Incentive Plan

Upon completion of Tempur-Pedic International’s initial public offering, a new incentive compensation plan went into effect, which we refer to in this proxy statement as the 2003 Equity Incentive Plan. The 2003 Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors, which committee has the exclusive authority, including the power to determine eligibility to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the acceleration or waiver of any vesting, and performance of forfeiture restriction. The Compensation Committee, however, does not have the authority to waive any performance restrictions for performance-based awards. As used in this proxy statement, the term “administrator” means the Compensation Committee.

Participants.

Any of our employees, our non-employee directors, consultants, and advisors to us, as determined by the Compensation Committee may be selected to participate in the 2003 Equity Incentive Plan. We may award these individuals with one or more of the following:

•	stock options;

•	stock appreciation rights;

•	restricted stock and stock unit awards;

•	performance shares;

•	stock grants; and

•	performance-based awards.

Stock options.

Stock options may be granted under the 2003 Equity Incentive Plan, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, as amended (Code), and nonqualified stock options. The option exercise price of all stock options granted under the 2003 Equity Incentive Plan will be determined by the administrator, except that any incentive stock option or any option intended to qualify as performance-based compensation under Code Section 162(m) will not be granted at a price that is less than 100% of the fair market value of the stock on the date of grant, or not less than 110% of that fair market value for a holder of 10% of our stock. Stock options may be exercised as determined by the administrator, but in no event after the tenth anniversary date of grant.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent. The administrator may also allow payment by tendering previously acquired shares of our common stock with a fair market value at the time of exercise equal to the exercise price, provided such shares have been held for at least six months prior to tender and broker-assisted cashless exercises and may authorize loans for the purpose of exercise as permitted under applicable law.

Stock appreciation rights (SAR).

SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the grant price of the SAR. The administrator may pay that amount cash, in shares of our common stock, or a combination. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the administrator at the time of the grant of award and will be reflected in the award agreement.

Restricted stock and stock units.

A restricted stock award or restricted stock unit award is the grant of shares of our common stock either currently (in the case of restricted stock) or at a future date (in the case of restricted stock units) at a price determined by the administrator (including zero), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may, if permitted by the administrator, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.

Performance shares.

A performance share award is a contingent right to receive pre-determined shares of our common stock if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved but are generally based on the value of our common stock. The administrator may, in its discretion, pay earned performance shares in cash, or stock, or a combination of both.

Stock Grants.

A stock grant is an award of shares of common stock made without restrictions. Stock grants may only be made in limited circumstances, such as in lieu of other earned compensation.

Performance-based awards.

Grants of performance-based awards enable us to treat other awards granted under the 2003 Equity Incentive Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees” as defined in Section 162(m) of the Code, only covered employees, and those likely to become covered employees, are eligible to receive performance-based awards.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the administrator has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the administrator may reduce or eliminate (but not increase) the award. Generally, a participant must be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

Shares reserved for issuance.

Subject to certain adjustments, we may issue a maximum of 8,000,000 shares of our common stock, including shares of common stock that may be issued upon the exercise of options, under the 2003 Equity Incentive Plan.

Amendment and termination.

The administrator, with our board’s approval, may terminate, amend, or modify the 2003 Equity Incentive Plan at any time; however, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule. We may not make any grants under the 2003 Equity Incentive Plan after December 1, 2013.

Adoption by stockholders.

The 2003 Equity Incentive Plan has been approved by the holders of a majority of outstanding shares of our common stock.

2003 Employee Stock Purchase Plan

Upon completion of Tempur-Pedic International’s initial public offering, a new employee stock purchase plan went into effect, which we refer to in this proxy statement as the 2003 Employee Stock Purchase Plan. The 2003 Employee Stock Purchase Plan permits eligible employees (as defined in the 2003 Employee Stock Purchase Plan) to purchase up to $25,000 worth of our common stock annually over the course of two semi-annual offering periods at a price of no less than 85% of the price per share of our common stock either at the beginning or the end of each six-month offering period, whichever is less. The Compensation Committee of our Board of Directors administers the 2003 Employee Stock Purchase Plan. Our board may amend or terminate the plan. The 2003 Employee Stock Purchase Plan complies with the requirements of Section 423 of the Code. We may issue a maximum of 500,000 shares of our common stock under this plan. This plan has been approved by the holders of a majority of outstanding shares of our common stock.

Compensation Committee Report On Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Tempur-Pedic International specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee of the Board of Directors establishes and administers the Company’s executive compensation programs. The Compensation Committee is composed of three directors, Messrs. Friedman and Doyle, and Sir Paul Judge. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable New York Stock Exchange rules. No member of the Compensation Committee during fiscal year 2005 was an employee of the Company or any of its subsidiaries. Each member qualifies as a “non-employee director” under Rule 16b-3 under the Exchange Act and as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee is responsible for developing and making recommendations to the Board of Directors on all compensation policies. In addition, on an annual basis, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines the compensation to be paid to the Company’s Chief Executive Officer and determines and recommends to the Board of Directors the compensation to be paid to the Company’s other executive officers. The specific duties and responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which is available on the Company’s website at www.tempurpedic.com/ir under the caption “Corporate Governance.”

Compensation Philosophy and Policy Overview

The Compensation Committee’s purpose is to develop and maintain compensation programs and policies reflective of the Company’s strategy to provide strong performance incentives for achieving goals to maximize stockholder value. To accomplish this, the Compensation Committee seeks to develop and maintain compensation programs based upon the following goals:

1.	Align executive compensation with stockholder interests; and

2.	Attract, retain and motivate an effective executive team.

The base salaries for executive officers of the Company are determined by comparing individual responsibilities with compensation and responsibilities of similar executive officers at comparable companies. In addition, a target annual incentive bonus award is based on a percentage of salary. The incentive bonus is at-risk pay, which serves to motivate the executive to perform, and comprises an appreciable portion of total executive compensation. The Compensation Committee has utilized the services of an external executive compensation consultant to provide objective and competitive data to assist the Board in developing and maintaining compensation programs that are consistent with the compensation goals described above.

The Compensation Committee and the Company believe in executive ownership of Company stock. This benefits stockholders by meaningfully aligning executive goals and decision-making to stockholder interests.

Fiscal Year 2005 Results

Under Mr. Trussell’s leadership and the performance of the Company’s executive management team, in 2005 the Company:

•	increased total net sales to $836.7 million for the year ended December 31, 2005 from $684.9 for the year ended December 31, 2004, an increase of 22%;

•	achieved Domestic net sales for the year ended December 31, 2005 of $536.3 million, up from $430.8 million for the year ended December 31, 2004, an increase of 24%;

•	achieved International net sales for the year ended December 31, 2005 of $300.4 million, up from $254.1 million for the year ended December 31, 2004, an increase of 18%;

•	expanded its market share in the premium segment of the global mattress industry;

•	completed a refinancing of the Company’s senior credit facility; and

•	completed an industrial revenue bond financing for the Company’s third manufacturing facility in Albuquerque, New Mexico.

Components of Executive Compensation

Base Salaries

In order to remain competitive with the market, the Compensation Committee reviews executive salaries as needed. Comparably sized general industrial, branded consumer products and high growth companies are selected for analysis and comparison. Executive officer salary adjustments are determined by objective and subjective evaluation of individual performance and by comparison with market data of external comparable positions, internal comparison, and applicable terms of existing employment agreements.

Annual Incentive Bonuses

Annual incentive bonuses are designed to promote strong Company performance and achievement of the Company’s initiatives. Target incentive percentages are set at the beginning of the fiscal year and payout is earned according to achievement of Company goals and individual performance. The Company’s executive officers participate in an executive bonus plan. This plan is based on the achievement of key corporate performance metrics and individual performance and is intended to be qualified under Section 162(m) of the Code in order to maximize tax deductibility for the Company, while providing strong incentive for goal achievement at the highest levels of the organization. For fiscal year 2005, the key corporate performance metrics were based on net sales and EBITDA targets. The Compensation Committee intends to review its annual incentive bonus program annually to determine whether the structure of the plan and metrics should be revised to reflect changes in the Company’s business and market conditions.

Long-Term Incentives

The Company supports stock ownership at all levels and makes periodic grants of stock options to executive officers under its 2003 Equity Incentive Plan. Long-term incentives are awarded to foster forward-looking motivation and long-term growth for stockholders.

Each option granted is designed to align the interests of the executive with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive’s tenure, level of responsibility and relative position in the Company. The Compensation Committee has established certain general guidelines in making option grants to the executives in an attempt to target a fixed number of option shares based upon the individual’s position with the Company and their existing holdings of options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

The long-term incentive plan also permits the award of stock appreciation rights, stock awards (including restricted stock) and performance units.

Other Benefits

The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, the 2003 Employee Stock Purchase Plan, under which employees may purchase the Company’s common stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees.

Deductibility of Compensation

Section 162(m) of the Code limits the Company’s deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. For fiscal year 2005, the requirements for deductible compensation under Section 162(m) were met for all executive officers. The policy of the Compensation Committee with respect to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. However, the Compensation Committee may exercise its right to use judgment, where appropriate to respond to changing business conditions or to an executive officer’s individual performance, to authorize compensation which may not in a specific case, be fully deductible by the Company.

Chief Executive Officer Compensation

In fiscal year 2005, Mr. Trussell served in the capacity of Chief Executive Officer. The determination of Mr. Trussell’s compensation followed the philosophy and policies set forth above for all other executive compensation. The Compensation Committee reviewed all components of Mr. Trussell’s compensation, including salary, bonus, equity incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites, and the actual projected payout obligations under several potential severance scenarios.

In 2005, Mr. Trussell received salary compensation of $545,000, which represented a raise of $145,000 from his salary for 2004. In addition to the other factors described above, the increase of Mr. Trussell’s annual salary from $400,000 to $545,000 was based on an assessment of salaries paid to chief executive officers at our peer group companies and within the overall industry, the advice of an independent consultant and an assessment of Mr. Trussell’s performance and expected strategic contributions to the Company’s planned objectives. Mr. Trussell was awarded an annual incentive bonus of $181,485 based on the factors identified above. This bonus did not include that portion of the potential bonus based on the Company’s net sales and EBITDA targets, as the Company did not meet those targets in 2005. Mr. Trussell did receive the discretionary component of the bonus.

Submitted by,

COMPENSATION COMMITTEE:

Tully M. Friedman (Chair)

Francis A. Doyle

Sir Paul Judge

Certain Relationships and Related Transactions

Registration Rights Agreement

On November 1, 2002, Tempur-Pedic International and certain of its stockholders, including the TA Associates Funds, Friedman Fleischer & Lowe Capital Partners, LP and FFL Executive Partners, LP, entered into a registration rights agreement. Under this agreement, holders of 10% of Tempur-Pedic International’s registrable securities, as defined in the registration rights agreement, and certain stockholders who held notes with an aggregate unpaid principal balance of $15.0 million have the right, subject to certain conditions, to require Tempur-Pedic International to register any or all of their shares under the Securities Act at Tempur-Pedic International’s expense. In addition, all holders of registrable securities are entitled to request the inclusion of any of their shares in any registration statement at Tempur-Pedic International’s expense whenever we propose to register any of our securities under the Securities Act. In connection with all such registrations, Tempur-Pedic International has agreed to indemnify all holders of registrable securities against certain liabilities, including liabilities under the Securities Act. All holders requesting or joining in a registration have agreed to indemnify Tempur-Pedic International against certain liabilities.

Senior Subordinated Notes

In connection with the issuance and sale in 2003 by Tempur-Pedic, Inc. and Tempur Production USA, Inc. of $150.0 million aggregate principal amount of Senior Subordinated Notes, High Street Partners L.P., an affiliate of TA Associates, Inc., purchased $3.0 million aggregate principal amount of Senior Subordinated Notes from the initial purchasers in that offering. Approximately $1.05 million of these Senior Subordinated Notes were redeemed as part of the January 2004 redemption of $52.5 million aggregate principal amount of Senior Subordinated Notes. High Street Partners L.P. continues to hold $1.95 million aggregate principal amount of Senior Subordinated Notes.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements

In October 2002, we entered into several executive employment agreements, which became effective upon the closing of the acquisition of Tempur World, Inc. by Tempur-Pedic International on November 1, 2002. We entered into an amended and restated employment agreement with Robert B. Trussell, Jr., providing for his employment as Chief Executive Officer. The agreement has an initial term of two years and will be automatically renewed for successive one-year periods. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $310,000, subject to annual adjustment by our Board of Directors beginning January 1, 2004, plus a variable performance bonus set to target 30% of Mr. Trussell’s base salary if certain criteria are met, plus options to purchase shares of our common stock.

We entered into an amended and restated employment agreement with H. Thomas Bryant for his employment as Executive Vice President, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one-year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. Mr. Bryant’s agreement provides for an annual base salary of $250,000, subject to annual adjustment by our Board of Directors beginning January 1, 2004, a variable performance bonus set to target 30% of Mr. Bryant’s base salary if certain criteria are met, and options to purchase shares of our common stock.

On July 11, 2003, we entered into an executive employment agreement with Dale E. Williams, providing for his employment as Senior Vice President and Chief Financial Officer, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one-year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $225,000, subject to annual adjustment by our Board of Directors beginning January 1, 2004, a variable performance bonus set to target 30% of Mr. Williams’ base salary if certain criteria are met, and options to purchase shares of our common stock.

On September 12, 2003, we entered into an executive employment agreement with David Montgomery, providing for his employment as Executive Vice President, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement provides that employment shall continue unless and until terminated by either party. Mr. Montgomery may terminate employment with six months written notice. We may terminate employment with 12 months written notice. The agreement provides for an annual base salary of £192,500, subject to an annual adjustment of our Board of Directors on or about January 1 of each year beginning with January 1, 2004, and a variable performance bonus set to target 30% of Mr. Montgomery’s base salary if certain criteria are met, and options to purchase shares of our common stock.

On December 1, 2004, we entered into an executive employment agreement with Matthew D. Clift, providing for his employment as Executive Vice President, Operations or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one-year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $300,000, subject to annual adjustment by our Board of Directors beginning January 1, 2006, a variable performance bonus set to target 50% of Mr. Clift’s base salary if certain criteria are met, options to purchase shares of our common stock, and a grant of restricted stock units.

By the terms of their employment agreements, Mr. Trussell, Mr. Bryant, Mr. Williams, Mr. Montgomery, and Mr. Clift are prohibited from disclosing certain confidential information and trade secrets, soliciting any employee for one or two years following their employment and working with or for any competing companies during their employment and for one or two years thereafter.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of December 31, 2005:

Plan Category	Number of Shares To be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available For Future Issuance
Equity compensation plans approved by stockholders (a)	5,979,451	$5.13	7,791,438
Equity compensation plans not approved by stockholders	—	$—	—

Total	5,979,451	$5.13	7,791,438

(a)	Consists of the 2002 Stock Option Plan, 2003 Equity Incentive Plan and the 2003 Employee Stock Purchase Plan.

Stock Performance Graph

The following graph provides an annual comparison, from December 31, 2003, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Hemscott Industry Group Index 311 and the S&P 500 Composite Index. In our proxy statement for the 2005 annual meeting of stockholders, we inadvertently only included one index, the S&P 500 Composite Index. The Hemscott Industry Group Index 311 includes a broad spectrum of companies in the home furnishings and fixtures industry, and has been included to provide a comparison of companies in a similar line of business. The S&P 500 Composite Index is a capitalization weighted index of 500 stocks intended to be a representative sample of leading companies in leading industries within the U.S. economy, and are chosen for market size, liquidity and industry group representation. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

AMONG TEMPUR-PEDIC INTERNATIONAL INC., HEMSCOTT

INDUSTRY GROUP INDEX 311 AND S&P 500 COMPOSITE INDEX

ASSUMES $100 INVESTED ON DEC. 31, 2003

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2005

	December 31, 2003	December 31, 2004	December 31, 2005
Tempur-Pedic International Inc.	$100.00	$136.77	$74.19
Hemscott Industry Group 311 Index	$100.00	$111.63	$98.93
S&P 500 Composite Index	$100.00	$110.88	$116.33

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

We are asking stockholders to ratify the appointment of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the fiscal year ending December 31, 2006. In July 2002, Ernst & Young LLP was appointed by the Board of Directors of Tempur World, Inc. to replace Arthur Andersen LLP. Ernst & Young became the independent auditors for Tempur-Pedic International after Tempur-Pedic International acquired Tempur World, Inc.

VOTE REQUIRED

The affirmative vote of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to ratify such appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS TEMPUR-PEDIC INTERNATIONAL’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

FEES FOR INDEPENDENT AUDITORS

The aggregate fees for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2004 and December 31, 2005 were approximately as follows:

	Fiscal 2004	Fiscal 2005
Audit fees(1)	$2,194,898	$1,583,248
Audit-related fees(2)	$47,429	$6,322
Tax fees(3)	$766,412	$436,514
All other fees(4)	$111,088	$42,219

(1)	Audit fees billed for 2004 included $140,265 related to services in connection with our secondary public offering in December 2004 and $1,286,670 related to the audits of our financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting as of and for the year ended December 31, 2004 and the statutory audit of our international subsidiaries. Audit fees billed for 2005 were all related to services provided in connection with the audits of our financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting as of and for the year ended December 31, 2005 and the statutory audit of our international subsidiaries.

(2)	Audit-related fees include fees for Securities and Exchange Commission registration statement services, benefit plan audits, consultation on accounting standards or transactions, and business acquisitions.

(3)	Tax fees include fees for tax compliance, tax advice, and tax planning.

(4)	Fees for other non-audit services for 2004 included fees associated with due diligence in our secondary public offering in December 2004. Fees for other non-audit services for 2005 included fees for services associated with other permitted advisory services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

Audit — Annual audit fees relate to services rendered in connection with the audits of Tempur-Pedic International’s consolidated financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting, and the quarterly reviews of financial statements included in Tempur-Pedic International’s quarterly reports on Form 10-Q.

Audit Related Services — Audit related services include fees for Securities and Exchange Commission registration statement services, benefit plan audits, consultation on accounting standards or transactions, statutory audits, and business acquisitions.

Tax — Tax services include fees for tax compliance, tax advice, and tax planning.

Other Services — Other services are pre-approved on an engagement-by-engagement basis.

During the last two fiscal years, the Audit Committee approved 100% of the Audit Related Services, 100% of the Tax services and 100% of the Other Services.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Tempur-Pedic International specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to the Company’s accounting and financial reporting functions, internal and external audit functions, and system of internal controls regarding financial matters and legal, ethical and regulatory compliance. The Audit Committee is composed of three directors, Francis A. Doyle, Sir Paul Judge and Nancy F. Koehn, each of whom the Board of Directors has determined is “independent” as defined in the applicable rules of the New York Stock Exchange and Securities and Exchange Commission. The Board of Directors has also determined that Mr. Doyle is an “audit committee financial expert” as defined under the applicable rules of the Securities and Exchange Commission. The charter of the Audit Committee is attached to this proxy statement as Appendix A and is available on Tempur-Pedic International’s website at http://www.tempurpedic.com/ir.

Management is responsible for the Company’s internal controls and financial reporting processes. Ernst & Young LLP, the Company’s independent registered public accountant, is responsible for performing independent audits of the Company’s consolidated financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with its responsibilities, the Audit Committee met on ten (10) occasions during 2005, either in person or via teleconference, and acted by written consent one (1) time. These meetings involved representatives of management, internal auditors and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed with management, internal auditors and the independent registered public accountants the consolidated financial statements. The Audit Committee has also discussed with internal auditors and the independent registered public accountants, with and without management present, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with the independent registered public accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent registered public accountants also provided the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent registered public accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management, internal auditors and the independent registered public accountants, and the Audit Committee’s review of the audited consolidated financial statements, evaluations of the Company’s internal controls, and the representations of management, internal auditors and the independent registered public accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Submitted by,

AUDIT COMMITTEE:

Francis A. Doyle (Chair)

Sir Paul Judge

Nancy F. Koehn

OTHER INFORMATION

Stockholder Proposals For 2007 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders who wish to nominate a candidate for election at the 2007 Annual Meeting of Stockholders or propose business for consideration at such meeting must provide written notice to the Secretary of Tempur-Pedic International not later than November 28, 2006. To be considered, such proposal or nomination must otherwise be in accordance with the requirements of Rule 14a-8. Under Tempur-Pedic International’s by-laws, stockholders who wish to make a proposal, other than one that will be included in the Proxy Statement, must notify the Secretary of Tempur-Pedic International not later than the close of business on the 120th day, and not earlier than the close of business on the 150th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2007 Annual Meeting must be received by the Secretary not earlier than the close of business on October 28, 2006, and prior to the close of business on November 28, 2006. If a stockholder who wishes to present a proposal fails to notify Tempur-Pedic International by November 28, 2006 and such proposal is brought before the 2007 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2007 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by Tempur-Pedic International, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, KY, 40511, Attention: Secretary.

Form 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is available without charge to each stockholder, upon written request to the Secretary of Tempur-Pedic International at our principal executive offices at 1713 Jaggie Fox Way, Lexington, Kentucky 40511 and is also available at on our web site at http://www.tempurpedic.com/ir.

Other Matters

The Board of Directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Tempur-Pedic International will pay the costs of soliciting proxies from stockholders. Directors, executive officers, and regular employees may solicit proxies, either personally or by telephone, on behalf of Tempur-Pedic International, without additional compensation, other than the time expended and telephone charges in making such solicitations.

By Order of the Board of Directors,

DALE E. WILLIAMS
Senior Vice President, Chief Financial Officer, and Secretary

Lexington, Kentucky

March 27, 2006

APPENDIX A

TEMPUR-PEDIC INTERNATIONAL INC.

AUDIT COMMITTEE CHARTER

Charter

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Tempur-Pedic International Inc. (the “Company”). At least annually, the Committee shall review and reassess this charter and recommend any proposed changes to the Board for its approval.

Membership

The Committee shall be composed of at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they satisfy the requirements for independence set forth in Rule 10A-3(b)(1) under the Exchange Act and the requirements of the New York Stock Exchange, Inc. (the “NYSE”) as set forth in Section 303A(2) of the NYSE’s Listed Company Manual, and any and all additional requirements of the NYSE and rules and regulations of the Securities and Exchange Commission (the “Commission”) at such time as the Company is subject to these requirements. Notwithstanding the foregoing, a non-independent director may serve on the Committee, or the committee may consist of two independent directors, to the extent allowed pursuant to any and all transitional rules or exemptions specified by the NYSE and the Commission.

All Committee members shall be financially literate as such qualification is interpreted by the Board in its business judgment, or shall become financially literate within a reasonable period of time after their appointment to the Committee. At least one member shall have accounting or related financial management expertise, as interpreted by the Board in its business judgment, sufficient to satisfy the requirements of the NYSE.

The Committee and its Chairman shall be appointed by the Board. To the extent that the nomination or recommendation of Committee members is delegated to the Nominating and Corporate Governance Committee of the Board or another appropriately designated and chartered Committee of the Board, such appointments shall be made pursuant to such nominations or recommendations. Any Committee member may be replaced by the Board at any time.

Meetings

The Committee shall meet as often as it shall determine, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or any consultant to, the Committee.

Except as otherwise provided by the Certificate of Incorporation or By-Laws of the Company, the frequency, location and operation of meetings and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of, and procedural matters concerning, the Board. The Committee shall adopt procedures regarding the recording, distribution and approval of minutes of meetings of the Committee.

Purposes

The Committee shall assist the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s independent auditors, and the responsibility, function, and performance of the Company’s internal auditors and audit function. The Committee shall also prepare on an annual basis a report for inclusion in the Company’s proxy statement. In carrying out its duties, it is the goal of the Committee to maintain free and open communication among the Committee, independent auditor, internal auditor, and management of the Company. The Committee shall periodically hold separate meetings with the internal auditor or other personnel responsible for the internal audit function, the independent auditor, and management of the Company to facilitate communication and the Committee’s oversight responsibilities. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

Duties and Responsibilities

The primary responsibility of the Committee is to select and appoint the independent auditor, oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. In addition, the Committee is authorized to engage, and the Company shall provide funding for, such independent counsel and other advisors as the Committee may deem necessary or advisable to retain to assist the Committee in carrying out its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any such counsel or other advisors, compensation to any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and ordinary administrative expenses of the Committee that are necessary or appropriate for carrying out the Committee’s duties.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Relating to the Independent Auditor

•	The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Committee, as representatives of the Company’s stockholders. The Committee shall have the sole authority to appoint (subject, if applicable, to ratification by the stockholders of the Company), retain, compensate, terminate and replace the independent auditor. The Committee may receive input from management on these matters but shall not delegate these responsibilities. The Committee shall be responsible for the oversight of the independent auditor, including the resolution of any disagreements between management and the independent auditor regarding financial reporting or other matters.

•	The Committee shall have the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent auditor. The Committee shall pre-approve all audit and permissible nonaudit services to be performed for the Company by the independent auditor, giving effect to the “de minimus” exception for ratification of certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act. On an annual basis, the Committee shall consider whether the provision of non-audit services by the independent auditor, on an overall basis, is compatible with maintaining the independent auditor’s independence from management.

•

The Committee shall, at least annually, obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and all relationships between the independent auditor and the company. The Committee shall discuss with the auditors their independence from management and the Company and shall review all additional written disclosures provided by the independent auditor. The Committee shall evaluate the auditor’s qualifications, performance and independence, including the performance of the auditor’s lead partner, taking into consideration the opinions of management and the Company’s internal auditors. The Committee shall ensure the rotation of the lead partner and the audit partner responsible for reviewing the audit to the extent required by law, and shall consider whether regular rotation of the audit firm is necessary or appropriate to ensure continuing auditor independence. The Committee shall report on its evaluation and conclusions, and any actions taken pursuant thereto, to the Board.

•	The Committee shall establish clear policies governing the hiring of employees or former employees of the independent auditors.

Relating to Audits and Financial Statements

•	The Committee shall discuss with the independent auditor the overall scope and plans for the annual audit. In addition, the Committee shall discuss with management, the independent auditor, and the internal auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•	The Committee shall review with management and the independent auditor the audited financial statements (including management’s discussion and analysis contained therein) to be included in the Company’s Annual Report on Form 10-K, including its judgment as to the quality, and not only the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting principles. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. In addition, the Committee shall prepare annually a report to the stockholders of the Company, as required by the rules of the Commission.

•	The Committee shall similarly review with management and the independent auditor the interim financial statements with management and the independent auditor prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q. The Committee also shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting principles. The chairman of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall review with the independent auditor any audit problems or difficulties encountered during the course of the audit work, including Company management’s response to these difficulties. This review shall include a discussion of any restrictions on the scope of the auditor’s activities or access to requested information, as well as any significant disagreements with Company management. The Committee shall discuss with the independent auditor any noted or proposed accounting adjustments that were “passed,” communications between the auditors and the audit firm’s national office regarding auditing or accounting issues presented by the engagement, and any proposed “management” or “internal control” letters.

•	The Committee shall discuss with the independent auditor any additional matters required to be discussed pursuant to Statement on Auditing Standards No. 61 and shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (including auditor discovery that illegal acts may have occurred) has not been implicated.

•	The Committee shall review each report of the independent auditor, delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	The Committee shall review the disclosures made by officers of the Company in the certification required to be filed (a) as part of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls and (b) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, regarding the compliance of periodic reports and their fair presentation of the Company’s financial statements and results of operations.

•	The Committee shall review the plans for and compliance with Section 404 of the Sarbanes-Oxley Act for “Management Assessment of the Internal Controls” including reviewing the results of Management’s assessment and reviewing the results of the independent auditor’s required report for the assessment.

Relating to the Internal Audit Function

•	The Committee shall establish, or determine that there have been established, guidelines and procedures for the maintenance of an internal audit function and shall assist with Board oversight of the internal audit function.

•	The Committee shall select and engage the internal auditor and shall meet regularly with the internal auditor to discuss the internal auditor’s assessment of the Company’s risk management processes and system of internal control.

•	The Committee shall at least annually discuss with the Company’s independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

Relating to Other Compliance Matters

•	The Committee shall report regularly to the Board to review any issues which arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function.

•	The Committee shall establish, or determine that there have been established, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with those provisions.

•	The Committee shall regularly discuss the type of information to be disclosed and types of presentations to be made in connection with the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	The Committee shall at least annually review and discuss the Company’s policies with respect to risk assessment and risk management. While the Committee shall not be solely responsible for the Company’s risk assessment and risk management functions, the Committee shall discuss policies and guidelines to govern the process by which the Company undertakes these functions.

•	The Committee shall review such other reports, adopt such other policies and implement such other procedures as shall be necessary to comply with the rules and regulations that, from time to time, may be established by the NYSE or the Commission.

•	With respect to any reference in this Charter to the NYSE or Commission requirements, the Committee shall be required to comply with these requirements when the Company is subject to the requirements of the NYSE or the Commission.

•	The Committee shall, on an annual basis, complete a self-evaluation of the Committee’s performance. The Committee shall report on the results of this self-evaluation to the Board.

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TEMPUR-PEDIC INTERNATIONAL INC.

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1	Least Address Line
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - Jeffrey S. Barber	☐	☐	05 - Nancy F. Koehn	☐	☐

02 - H. Thomas Bryant	☐	☐	06 - Christopher A. Masto	☐	☐

03 - Francis A. Doyle	☐	☐	07 - P. Andrews McLane	☐	☐

04 - Sir Paul Judge	☐	☐	08 - Robert B. Trussell, Jr.	☐	☐

B Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain

2. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐

MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING.	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy - TEMPUR-PEDIC INTERNATIONAL INC.

TEMPUR-PEDIC INTERNATIONAL INC.

PROXY FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 27, 2006, and hereby appoints Dale E. Williams and William H. Poche, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of Tempur-Pedic International Inc. to be held at 10:00 a.m., local time, on April 28, 2006 at the offices of Bingham McCutchen LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts 02110 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Tempur-Pedic International prior to the meeting or by filing with the Secretary of Tempur-Pedic International prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Tempur-Pedic International on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Tempur-Pedic International called for April 28, 2006 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.